EXHIBIT 10.6

Prepared By/Return To: Keith A. Mrochek Nexsen Pruet, LLC 227 West Trade Street, Suite 1550 Charlotte, North Carolina, 28202 704-338-5353 (office) 704-805-4732 (fax) KMrochek@nexsenpruet.com	Indexing Instructions: To the Chancery Clerk of DeSoto County, Mississippi, the real property described herein is located in the City of Olive Branch, DeSoto County, Mississippi.
Reviewed for Compliance with Mississippi Law: Ann Corso Taylor, Esq. (MSB #6534) Jones Walker LLP 190 East Capitol Street, Suite 800 Jackson, Mississippi 39201 Telephone: 601-949-4900
Grantor: IREIT Olive Branch Wedgewood, L.L.C. c/o Inland Real Estate Income Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Residence Phone No.: N/A Business Phone No.: __________	Initial Trustee: PRLAP, INC. c/o Bank of America, N.A. 100 North Tryon Street NC1-007-11-15 Charlotte, NC 28255 Residence Phone No.: N/A Business Phone No.: __________	Lender: Bank of America, N.A. 100 North Tryon Street NC1-007-11-15 Charlotte, NC 28255 Residence Phone No.: N/A Business Phone No.: __________

DEED OF TRUST, ASSIGNMENT,

SECURITY AGREEMENT AND

FIXTURE FILING

by

IREIT OLIVE BRANCH WEDGEWOOD, L.L.C.,

a Delaware limited liability company,

as Grantor,

to and in favor of

PRLAP, INC.,

a North Carolina corporation,

as Trustee,

and

BANK OF AMERICA, N.A.,

a national banking association,

as Beneficiary

This document serves as a Fixture Filing under the Mississippi Uniform Commercial Code

GRANTOR IS THE RECORD OWNER OF THE REAL PROPERTY.

Deed of Trust, Assignment, Security Agreement and Fixture Filing

This Deed of Trust, Assignment, Security Agreement and Fixture Filing is made as of the 23rd day of December, 2013, by IREIT OLIVE BRANCH WEDGEWOOD, L.L.C., a Delaware limited liability company (herein referred to as “Grantor”), whose organization identification number is: 5423281 and whose address is c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, Attn: President, to PRLAP, INC., a North Carolina corporation (“Initial Trustee”), whose address is c/o Bank of America, N.A., 100 North Tryon Street, NC1-007-11-15, Charlotte, NC 28255, Attention: Commercial Real Estate Banking Group, and BANK OF AMERICA, N.A., a national banking association, as Mortgagee (“Lender”), whose address is Bank of America, N.A., 100 North Tryon Street, NC1-007-11-15, Charlotte, NC 28255, Attention: Commercial Real Estate Banking Group.

Recitals

A. Grantor has requested that Lender make the Loan (as hereinafter defined) to Grantor.

B. As one of the conditions precedent to making the Loan, Lender has required that Grantor execute and deliver this Deed of Trust, Assignment, Security Agreement and Fixture Filing to Trustee and Lender

Grants and Agreements

Now, therefore, in order to induce Lender to make the Loan to Grantor, Grantor agrees as follows:

Article I
Definitions.

As used in this Deed of Trust, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

“Accounts” means all accounts of Grantor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

“Beneficiary” means Lender and its successors and assigns.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

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“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

“Deed of Trust” means this Deed of Trust, Assignment, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Deed of Trust.

“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any condition, covenant or restriction in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

“Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith by and between Grantor and Lender pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified.

“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary or Trustee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs, insurance fees, inspection and testing fees, leasing and sales commissions, advertising costs and expenses, taxes and assessments, costs for surveys, costs for engineering studies and reports, engineering fees and expenses, costs for soils tests, space planning costs and expenses, contractors fees, and all other costs incurred by Lender to maintain, preserve and protect the Property, or incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

“Hedge Agreement” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap transaction, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any agreement or contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and CFTC Regulation 1.3(xxx), any form of master agreement published by the International Swaps and Derivatives Association, Inc., and any other master agreement, entered into by Grantor, together with any related schedules and confirmations, as the same may be amended, restated, replaced, supplemented, superseded or otherwise modified from time to time in accordance with its terms, relating to or governing any or all of the foregoing.

“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

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“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the real property described in Exhibit A attached hereto and made a part hereof.

“Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Letter of Credit” means any letter of credit issued by Beneficiary for the account of Grantor or any of its nominees in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan” means the loan from Beneficiary to Grantor, the repayment obligations in connection with which are evidenced by the Note.

“Loan Agreement” means the Term Loan Agreement of even date herewith between Grantor and Lender which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Loan Documents” means this Deed of Trust, the Note, the Guaranty, the Environmental Agreement, the Loan Agreement, any Hedge Agreement, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Grantor, Guarantor (as defined in the Loan Agreement) or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Note” means the Promissory Note of even date herewith in the original principal amount of $16,900,000.00, having a stated maturity date of December 23, 2018, made by Grantor to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of this Deed of Trust.

“Obligations” means all present and future debts, obligations and liabilities of Grantor to Beneficiary and/or Trustee arising pursuant to, and/or on account of, the provisions of this Deed of Trust, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Deed of Trust or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Grantor under any Hedge Agreement; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Grantor is required to perform, observe or comply with pursuant to this Deed of Trust or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust.

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“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Beneficiary’s interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Deed of Trust, (c) routine easements entered into in the ordinary course of business that do not adversely affect the operation, management or any of Grantor’s or Operating Lessee’s activities on the Property and (d) any other Encumbrance that Beneficiary shall expressly approve in its sole and absolute discretion, as evidenced by a “marked-up” commitment for title insurance initialed on behalf of Beneficiary.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and Beneficiary shall have no responsibility for the performance of Grantor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names (other than names involving reference to “Inland”), goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Grantor’s rights and interests under all Hedge Agreements, including all rights to the payment of money from Beneficiary under any Hedge Agreement and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Hedge Agreement; (f) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; and (g) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor with Beneficiary related to the Property, including any such deposit account from which Grantor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.

“Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Grantor’s right, title and interest in and to all Design and Construction Contracts, all Contracts of Sale and all Refinancing Commitments.

“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

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“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, ditches and ditch rights, reservoirs, reservoir rights and storage rights, wells and well rights, well permits, springs and spring rights, groundwater rights (whether tributary, nontributary or not-nontributary), water contracts, water allotments, water taps, stock certificates, shares in ditch or reservoir or water companies, and all other rights of any kind or nature in or to the use of water, whether or not adjudicated, which are appurtenant to, historically used on or in connection with, or located on or under the Land (collectively, "Water Rights"), together with any and all associated structures and facilities for the diversion, carriage, transmission, conveyance, measurement, storage or use of said Water Rights, and any and all easements, rights of way, fixtures, personal property, contract rights, licenses, permits or decrees associated with or used in connection with any such Water Rights or which may be necessary for the development, operation or maintenance of such Water Rights; and alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in Law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

“Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

“State” means the state in which the Land is located.

“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

“Trustee” means the Initial Trustee or its successor in trust who may be acting under and pursuant to this Deed of Trust from time to time.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

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Article II
Granting Clauses; Condition of Grant.

Section 2.1             Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Grantor (a) hereby irrevocably and unconditionally grants, conveys, bargains, transfers and assigns to Trustee, in trust, for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest that Grantor now has or may later acquire in and to the Real Property; (b) grants to Beneficiary a security interest in the Personalty; (c) assigns to Beneficiary, and grants to Beneficiary a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Hedge Agreement which provide that the interest rate on one or more of the Obligations may vary from time to time. This Deed of Trust secures all present and future advances and/or future obligations, and all other sums from time to time owing to the Lender by the Grantor under the Loan Documents (including without limitation any existing Obligations incurred or any advances made at or prior to the filing of this Deed of Trust of record in the real estate records of the county where the Property is situated). The maximum principal amount that may be secured by this Deed of Trust at any one time is Thirty Million and No/100 Dollars ($30,000,000.00). The time period within which any future advances may be made and future obligations may be incurred is the period between the date hereof and the date thirty (30) years from the date hereof.

Section 2.2             Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by Beneficiary to Grantor, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor absolutely and unconditionally assigns the Leases and Rents to Beneficiary. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Grantor to Beneficiary of all of Grantor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Grantor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Grantor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Grantor under the Leases) to collect, but not prior to accrual, all Rents. Provided no Event of Default has occurred and is continuing, Grantor agrees to collect and hold all Rents in trust for Beneficiary and to use the Rents for first, the payment of principal and interest and all other sums due and payable hereunder and under the Loan Documents and thereafter the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.

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Section 2.3             Security Agreement, Fixture Filing and Financing Statement.

This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Beneficiary under the Uniform Commercial Code of the State. In addition to all of its other rights under this Deed of Trust and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Grantor and Beneficiary are set forth in the opening paragraph of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust. The foregoing authorization includes Grantor’s irrevocable authorization for Beneficiary at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

Section 2.4             Release of Deed of Trust and Termination of Assignments and Financing Statements.

If and when Grantor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Trustee, upon request by Beneficiary, will provide a release of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor. Grantor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.

Article III
Representations and Warranties.

Grantor makes the following representations and warranties to Beneficiary:

Section 3.1             Title to Real Property.

Grantor hereby warrants that Grantor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. Grantor has the right and authority to convey the Real Property and Grantor shall and will warrant and forever defend the title thereto, subject to no Encumbrances other than the Permitted Encumbrances, and the quiet use and enjoyment thereof, unto the Trustee and the Beneficiary, their respective heirs, successors and assigns, against the lawful claims of all persons whatsoever.

Section 3.2             Title to Other Property.

Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

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Section 3.3             Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4             Independence of the Real Property.

No buildings or other improvements on property not covered by this Deed of Trust rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Deed of Trust or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5             Existing Improvements.

The existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws, except as set forth on the survey delivered to Lender in connection with the closing of the Loan.

Section 3.6             Leases and Tenants.

The Leases are valid and are in full force and effect, and Grantor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, Grantor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Grantor has title to and the right to assign the Leases and Rents to Beneficiary, and no other assignment of the Leases or Rents has been granted. To the best of Grantor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV
Affirmative Covenants.

Section 4.1             Obligations.

Grantor agrees to promptly pay and perform (or cause to be paid and performed) all of the Obligations, time being of the essence in each case.

Section 4.2             Property Assessments; Documentary Taxes.

Grantor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Grantor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Deed of Trust or any of the other Loan Documents.

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Section 4.3             Permitted Contests.

Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Beneficiary nor Trustee is subjected to any Claim as a result of such contest, and (d) Grantor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary and Trustee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4             Compliance with Laws.

Grantor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5             Maintenance and Repair of the Property.

Grantor, at Grantor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 4.6             Additions to Security.

All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, deed of trust, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to Trustee and/or Beneficiary such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

Section 4.7             Subrogation.

To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary to pay or discharge any Lien.

Section 4.8             Leases.

(a)                Except as expressly permitted in the Loan Agreement, Grantor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Beneficiary.

(b)               Neither Trustee nor Beneficiary shall be obligated to perform or discharge any obligation of Grantor under any Lease. The assignment of Leases provided for in this Deed of Trust in no manner places on Beneficiary or Trustee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

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(c)                No approval of any Lease by Beneficiary shall be for any purpose other than to protect Beneficiary’s security and to preserve Beneficiary’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Article V
Negative Covenants.

Section 5.1             Encumbrances.

Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing and receipt of notice of any mechanic’s lien or other Lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Grantor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Grantor does so diligently and without prejudice to Beneficiary or delay in completing construction of the Improvements. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2             Transfer of the Property.

Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Deed of Trust). The Transfer of more than 20% of the membership interests in Grantor (whether in one or more transactions during the term of the Loan) shall be deemed to be a prohibited Transfer of the Property, except to the extent contemplated in the Loan Agreement and completed in accordance therewith.

Section 5.3             Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary. Grantor may remove and dispose of (or permit the removal and disposal of), free from the Lien of this Deed of Trust, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Grantor shall be deemed to have subjected such Accessories to the Lien of this Deed of Trust), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan.

Section 5.4             Additional Improvements.

Grantor will not construct (or permit to be constructed) any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Beneficiary. Grantor will complete and pay for (or cause to be completed and paid for), within a reasonable time, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect (or cause to be constructed and erected) any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

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Section 5.5             Restrictive Covenants, Zoning, etc.

Without the prior written consent of Beneficiary, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Grantor will and will cause Operating Lessee to (a) promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI
Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Deed of Trust:

Section 6.1             Payment Obligations.

Grantor fails to pay any of the Obligations when due, whether on the scheduled due date or upon acceleration, maturity or otherwise.

Section 6.2             Transfers.

Grantor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Deed of Trust) in violation of the terms of Section 5.2 hereof, except to the extent contemplated in the Loan Agreement and completed in accordance therewith.

Section 6.3             Other Obligations.

Grantor fails to promptly perform or comply with any of the Obligations set forth in this Deed of Trust (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Grantor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Grantor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary.

Section 6.4             Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Loan Agreement, or Grantor or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period).

Section 6.5             Change in Zoning or Public Restriction.

Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented that limits or defines the uses which may be made of the Property such that the present or intended use of the Property, as specified in the Loan Documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Section 6.6             Default Under Leases.

Grantor fails duly to perform its obligations under any Lease, and such failure is not cured within the grace period, if any, provided in the Lease.

Section 6.7             Default Under Other Lien Documents.

A default occurs under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.

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Section 6.8             Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Article VII
Rights and Remedies.

Upon the happening of any Event of Default, Beneficiary, or Trustee at the direction of Beneficiary, shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1             Acceleration.

Beneficiary may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Grantor).

Section 7.2             Foreclosure; Power of Sale.

Trustee, if and as directed by Beneficiary, shall have all of the rights and may exercise all of the powers set forth in applicable Law of the State. This Deed of Trust may be foreclosed by judicial proceedings, or Beneficiary shall have the right forthwith, at Beneficiary's election, by and through the Trustee or otherwise, to sell or offer for sale the property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, at public auction for cash or cash equivalent, including, without limitation, for certified checks, bank drafts, wire transfer funds, cashier checks and any other method of payment which, in the sole discretion of Beneficiary, is "cash equivalent", to the highest and best bidder during legal hours, at any front door of the county courthouse of the county in which the Land is situated after having advertised and given notice of said sale by publication once each week for three consecutive weeks preceding the date of sale, giving the time, place and terms thereof, together with a description of the land according to the laws of the State of Mississippi governing sales of land under deeds of trust in force at the time the publication of said notice has begun, all in accordance with Section 89-1-55 of the Mississippi Code of 1972, as amended from time to time. If the Land is situated in two or more counties or in two judicial districts of the same county, then the Trustee shall have power, in case the Trustee is directed to foreclose under this Deed of Trust, to select in which county, or judicial district, the sale of all the property shall be made, and the selection shall be binding upon the Grantor and Beneficiary and all persons claiming through or under them, whether by contract or by law. The Trustee shall have full power to fix the day, time and place of sale, and may sell the property in parcels or as a whole as the Trustee may deem best. The Trustee shall have full power to conduct any sale through an agent appointed by the Trustee for the purpose, but said appointment of agent need not be recorded. At any such sale: (i) the Trustee shall not be required to have physically present, or to have constructive possession of, the property (the Grantor hereby covenanting and agreeing to deliver to the Trustee any portion of the property not actually or constructively possessed by the Trustee immediately upon demand by the Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (ii) the Trustee may, from time to time, adjourn said sale to a later date without readvertising, by giving notice of the time and place of such continued sale at the time when and where the Trustee shall make such adjournment; (iii) each and every recital contained in any instrument of conveyance made by the Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the indebtedness secured by this Deed of Trust, advertisement and conduct of such sale in the manner provided herein and otherwise by law and by appointment of any successor Trustee hereunder; (iv) any and all prerequisites to the validity of such sale shall be conclusively presumed to have been performed; (v) the receipt of the Trustee or of such other party making the sale shall be a sufficient discharge to the purchaser for its or his purchase money and no such purchaser, or its or his assigns, successors or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; (vi) the Grantor shall be completely and irrevocably divested of all of the Grantor's right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law

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and in equity against the Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof; and (vii) and the Trustee, in Beneficiary's own name or as the attorney of the Grantor (the Trustee being for that purpose by this Deed of Trust duly and irrevocably authorized and appointed as the Grantor's agent and attorney in fact, coupled with an interest and with full power of substitution, delegation and revocation) to make, execute, acknowledge and deliver to the purchaser or purchasers thereof a good and sufficient deed or deeds of the property in fee simple and to receive the proceeds of such sale or sales. After retaining a reasonable fee for actual costs incurred, not to exceed five percent (5%) of the gross proceeds of sale, as compensation to Trustee, Trustee shall apply the proceeds of the sale (1) first to pay all reasonable fees, charges and costs of conducting the sale and advertising the property, and to pay any prior liens or encumbrances unless such sale is made subject thereto, and to pay necessary costs, or reimburse Beneficiary for advances, to protect and maintain the property, and pay taxes, insurance premiums, reasonable accountants’ fees, reasonable appraisers’ fees, reasonable environmental engineers’ fees, court costs, and reasonable attorneys’ fees and other reasonable costs, with interest on Beneficiary’s advances at the highest default rate provided under the Loan Documents, (2) second to pay Beneficiary all amounts due under the Loan Documents, and (3) third, the remainder of the proceeds, if any, to Grantor, but only upon delivery and surrender of possession of the property sold and conveyed together with all records and materials relating thereto. The purchaser at the sale shall not be responsible for the application of the proceeds. Nothing herein dealing with foreclosure procedures which specifies any particular actions to be taken by Trustee or Beneficiary shall be deemed to contradict the requirements and procedures (now or hereafter existing) of Mississippi law, and any such contradiction shall be resolved in favor of Mississippi law applicable at the time of foreclosure. In the event that any provision in this Deed of Trust shall be inconsistent with any provision of the statutes or common law of the State of Mississippi governing the foreclosure of this Deed of Trust (collectively, the “Foreclosure Laws”), the provisions of the Foreclosure Laws shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with the Foreclosure Laws. In addition to the foregoing, Beneficiary may sell any fixtures of Grantor encumbered hereunder or under any security agreement of Grantor in favor of Beneficiary in whole or part and in any order, together with the real property and improvements or separately, and such fixtures may be assembled for such sale by Beneficiary on the real property or elsewhere, in Beneficiary’s reasonable discretion. Beneficiary may bid and become the purchaser at any sale under this Deed of Trust, and may apply against the purchase price all or a portion of the balance of the indebtedness secured hereby.

Section 7.3             Judicial Action.

In addition to actions for judicial foreclosure, as noted above, Beneficiary shall have the right from time to time to sue Grantor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Deed of Trust, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.

Section 7.4             Collection of Rents.

Upon the occurrence and continuance of an Event of Default, the license granted to Grantor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Grantor. Beneficiary may, but shall not be obligated to, perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Grantor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Grantor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Grantor. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay all Rents to Beneficiary instead of to Grantor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Grantor and without the necessity of determining the existence or non-existence of an Event of Default. Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence and continuance of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Beneficiary’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by

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Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Grantor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.

Section 7.5             Taking Possession or Control of the Property.

As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Beneficiary pursuant to Section 7.4. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.

Section 7.6             Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5, Beneficiary, Trustee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Grantor (the costs of completing such Improvements shall be Expenses secured by this Deed of Trust and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Beneficiary, Trustee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.7             Uniform Commercial Code.

Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence and continuance of any Event of Default, Grantor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

Section 7.8             Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect.

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Section 7.9             Other Remedies.

Beneficiary shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Grantor provided under the Loan Documents or by applicable Laws.

Article VIII
Trustee.

Section 8.1             Liability of Trustee.

Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Loan Documents or the description, value or status of title to the Property. Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same. Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for willful misconduct or gross negligence. The powers and duties of Trustee hereunder may be exercised through such attorneys, agents or servants as Trustee may appoint, and Trustee shall have no liability or responsibility for any act, failure to act, negligence or willful conduct of such attorney, agent or servant, so long as the selection was made with reasonable care. In addition, Trustee may consult with legal counsel selected by Trustee, and Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. Trustee may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although Trustee has been, may now be or may hereafter be, an attorney, officer, agent or employee of Beneficiary, in respect of any matter or business whatsoever. Trustee, however, shall have no obligation to sell all or any part of the Property following an Event of Default or to take any other action authorized to be taken by Trustee hereunder except upon the demand of Beneficiary.

Section 8.2             Indemnification of Trustee.

Grantor agrees to indemnify Trustee and to hold Trustee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claim arising solely from the gross negligence or willful misconduct of Trustee. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed in lieu thereof and any other action by Trustee to enforce the rights and remedies of Beneficiary or Trustee hereunder or under the other Loan Documents.

Section 8.3             Substitution of Trustee; Multiple Trustees.

Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power to appoint a new or replacement or substitute Trustee. Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a Substitution of Trustee. The power of appointment of a successor Trustee may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such Deed or Substitution of Trustee, the Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust. All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as Trustee so that any action hereunder by any Person appointed as Trustee shall for all purposes be deemed to be, and as effective as, the action of all Trustees.

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Article IX
Miscellaneous.

Section 9.1             Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Beneficiary or Trustee as provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary or Trustee of any or all such other rights, powers or remedies. . In the event a foreclosure hereunder shall be commenced by Trustee, Beneficiary may at any time before the sale of the Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Note and/or any other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, to sell the Property in accordance with the provisions of this Deed of Trust.

Section 9.2             No Waiver by Beneficiary or Trustee.

No course of dealing or conduct by or among Beneficiary, Trustee and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Loan Documents. No failure or delay by Beneficiary or Trustee to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary or Trustee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, neither Beneficiary nor Trustee shall be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Deed of Trust or any of the other Loan Documents without first having obtained the consent of Grantor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Loan Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion.

Section 9.3             Waivers and Agreements Regarding Remedies.

To the full extent Grantor may do so, Grantor hereby:

(a)                agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

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(b)               waives all rights to a marshalling of the assets of Grantor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)                waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d)               waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

(e)                waives the requirements of Section 89-1-55 of the Mississippi Code of 1972, as amended, if any, so far as the same restricts the right of the Trustee to offer at sale more than one hundred sixty (160) acres at a time.

Section 9.4             Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, its successors and assigns and to the successors in trust of Trustee.

Section 9.5             No Warranty by Beneficiary or Trustee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary or Trustee pursuant to this Deed of Trust or any of the other Loan Documents, Beneficiary and Trustee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary or Trustee.

Section 9.6             Amendments.

This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 9.7             Severability.

In the event any one or more of the provisions of this Deed of Trust or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Deed of Trust or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

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Section 9.8             Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Deed of Trust or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.9             Joint and Several Liability.

If Grantor consists of two (2) or more Persons, the term “Grantor” shall also refer to all Persons signing this Deed of Trust as Grantor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Trustee or Beneficiary may release, compromise, modify or settle with any of Grantor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Grantor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Grantor.

Section 9.10         Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 9.11         Governing Law.

This Deed of Trust shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.

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Section 9.12         Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

[remainder of page left intentionally blank – signature page(s), acknowledgement(s) and exhibit(s) to follow]

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IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed as of the day and year first written above.

GRANTOR:

IREIT OLIVE BRANCH WEDGEWOOD, L.L.C., a Delaware limited liability company

By: Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

By: /s/ David Z. Lichterman Name: David Z. Lichterman Its: Treasurer and Chief Accounting Officer

STATE OF ________________ :

:

COUNTY OF ______________ :

Personally appeared before me, the undersigned authority in and for the said county and state, on this 23rd day of December 2013, within my jurisdiction, the within named _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) (is) (are) subscribed in the above and foregoing instrument and acknowledged that (he) (she) (they) executed the same in (his) (her) (their) representative capacity(ies), and that by (his) (her) (their) signature(s) on the instrument, and as the act and deed of the person(s) or entity(ies) upon behalf of which (he) (she) (they) acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

_______________________________________________

NOTARY PUBLIC

My Commission Expires:

____________________________________

[AFFIX NOTARIAL SEAL]

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Exhibit A

Legal Description

Land situated in DeSoto County, Mississippi:

PARCEL 1, Lot 2:

Being located in the Southwest Quarter of section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being Lot 2 of Wedgewood Commons as recorded in Plat Book 97, Page 24 at the Chancery Clerk's Office of said County and being more particularly described as Follows:

Commencing at the southwest comer of Section 25, Township 1 South, Range 7 West, said point being the intersection of the old centerline of Goodman Road (Hwy. #302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-Of-Way Plat, Federal Aid Project Number 19-0021-01018-10; thence N21 °36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest corner of Lot 1 of Wedgewood Commons (Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies); thence S63°14'15" E a distance of 196.00 feet to a point in the north right-of-way line of Goodman Road (Hwy. #302) (public R.O.W. varies); thence with said north right-of-way line, S89°57'21" E a distance of 65.14 feet to a point at the southeast comer of said Lot 1; thence with the east line of said Lot 1, N00°04'06" E a distance of 77 .09 feet to a set 1/2" rebar (with I.D. Cap stamped "Reaves Firm" and typical of all rebar referred to herein as set) for the Point Of Beginning; thence continuing with said East line of Lot 1, N00°04'06" E a distance of 227.95 feet to a found iron pipe at the northeast corner of said Lot 1, said point being in the south line of Lot 4 of Wedgewood Commons (Plat Book 104, Page 43); thence with said south line of Lot 4, N89°36'51" E a distance of 363.48 feet to a set 1/2" rebar; thence S45°23'09" E a distance of 48.89 feet to a set 1/2" rebar in a west line of said Lot 4; thence with the said west line of Lot 4, S00°23'09" E a distance of 193.3 7 feet to a set 1/2" rebar in a north line of said Lot 4; thence with said north line of Lot 4, S89°36'50' W a distance of 399.86 feet to the Point of Beginning.

PARCEL 2, Lot 3:

Being located in the southwest quarter of Section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being a portion of the GPHI, LLC property as recorded in Book 471, Page 696 at the Chancery Clerk's Office of said County and being further referenced as Lot 3 of Wedgewood Commons Development as recorded in Plat Book 104, Page 41, at said Chancer Clerk's Office and being more particularly described as follows:

Commencing at the southwest comer of Section 25, township I South, Range 7 west, said point being the intersection of the old centerline of Goodman Road (Hwy. #302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-Of-Way Plat, Federal Aid Project Number 19- 0021-01-018-10; thence N21°36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest comer of Lot 1 of Wedgewood Commons(Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies); thence S63°14'15" E a distance of 196.00 feet to a point in the north right-of-way line of Goodman Road (Hwy. #302) (public R.O.W. varies); thence with said north right-of-way line, S89°57'21" E a Distance of 167.79 feet to a found right-of-way monument; thence a distance of 305.38 feet to a found right-of-way monument; thence S80°39'05" E a distance of 28.74 feet to a set 1/2" rebar (with I.D. Cap stamped "Reaves Firm" and typical of all rebar referred to herein as set) at ta southeast comer of Lot 5 of Wedgewood Commons (Plat Book 104, Page 45) and being the Point of Beginning; thence with an east line of said Lot 5, N00°23'09" W a distance of 301.19 feet to a set 1/2" rebar; thence N42°49'OO" E a distance of 40.47 feet to a set 1/2" Rebar in a south line of said Lot 5; thence with said south line of Lot 5 N00°00'00" E a distance of 289.29 feet to a set 1/2" rebar; thence S42°49'00" E a distance of 39.32 feet to a set rebar; thence with an east line of said Lot 5 S00°00’00" E a distance of 342.65 feet to a set 1/2" rebar in the said north right-of-way line of Goodman Road; thence with said north right-of-way line of Goodman Road, N85°26'59" W a distance of l83.93 feet to a found right-of-way monument thence N80°39'05" W a distance of 160.27 feet to the Point of Beginning.

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PARCEL 3, Lot 4

Being located in the southwest quarter of Section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being the GPHI, LLC property as recorded in Book 471, Page 696 and the GPHI, LLC property as recorded in Book 471, Page 708 at the Chancery Clerk's Office of said County and being further referenced as Lot 4 of Wedgewood Commons Development as recorded in Plat Book 104, Page 43 of said Chancery Clerk's Office and being more particularly described as follows:

Commencing at the southwest corner of Section 25, Township 1 South, Range 7 West, said point being the intersection of the old centerline of Goodman Road (Hwy. 302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-Of-Way Plat, Federal Aid Project Number 19- 0021-01-018-10; thence N21°36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest corner of Lot 1 of Wedgewood Commons (Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies); thence with said east right-of-way line of Pleasant Hill Road, N00°07'23" E a distance of 215.12 feet to a set 1/2" rebar (with I.D". Cap stamped 'Reaves Firm' and typical of all rebar referred to herein as set) at the northwest comer of said Lot 1 of Wedge wood Commons and being the Point of Beginning; thence with the said east right-of-way line of said Pleasant Hill Road, N00°07'23" E a distance of 44.71 feet to a point; thence N09°57'34" W a distance of 117.62 feet to a found right-of-way monument; thence continuing N09°57'34" W a distance of 229.47 feet to a set 1/2" rebar; thence with a non-tangent curve to the right, having a radius of 490.00 feet and an arc length of 27.07 feet (chord N02°18'22" W - 27.07 feet) to a point of tangency; thence N00°43'24" W a distance of 411.25 feet to a set 1/2" rebar in the south line of the GPHI, LLC property (Book 471, Page 711); thence with said south line of the GPHI, LLC property, N89°38'26" E a distance of 616.04 feet to a set 1/2" rebar at the northwest comer of Lot 5 of Wedgewood Commons (Plat Book 104, Page 45); thence with the west line of said Lot 5, S00°21'34" E a distance of 59.70 feet to a set 1/2" rebar; thence S40°42'01" E a distance of 126.S9 feet to a set 1/2" rebar; thence S00°00'00" E a distance of 44.37 feet to a set 1/2" rebar; thence S90°00'00'' E a distance of 12.83 feet to a set 1/2" rebar; thence S00°00'00" E a distance of 294.59 feet to a set 1/2" rebar; thence N90°00'00'' W a distance of 191.25 feet to a set 1/2" rebar; thence S00°00'00" E a distance of 312.54 feet to a set 1/2" rebar; thence S90°00'00'' E a distance of 200.96 feet to a set 1/2" rebar; thence S00°23'09" E a distance of 347.79 feet to a set 1/2" rebar in the north right-of- way line of said Goodman Road; thence with said north right-of-way line of Goodman Road, N80°39'05" W a distance of 10.98 feet to a found right-of-way monument; thence N86°01'19" W a distance of 305.38 feet to a found right-of-way monument; thence N89°57'21" W a distance of 102.65 feet to a set 1/2" rebar at the southeast corner of said Lot 1 of Wedgewood Commons; thence with the east line of said Lot 1, N00°04'06" E a distance of 77.09 feet to a set 1/2" rebar at the southwest corner of Lot 2 of Wedgewood Commons (Plat Book 97, Page 24); thence with the south line of said Lot 2, N89°36'50" E a distance of 399.86 feet to a set 1/2" rebar at the southwest corner of said Lot 2; thence with the east line of said Lot 2, N00°23'09" W a distance of 193.37 feet to a set 1/2" rebar; thence N45°23'09" W a distance of 48.89 feet to a set 1/2" rebar; thence with the north line of said Lot 2, S89°36'51 "W a distance of 603.53 feet to the Point of Beginning.

PARCEL 4, Lot 6:

Being located in the Southwest Quarter of Section 25, Township 1 South, Range 7 West in the City of Olive Branch, DeSoto County, Mississippi, and being a portion of Parcel "C" of the Lot 6 SCD #1, LLC property as recorded in Book 564, Page 496 at the Chancery Clerk's Office of said county and being more particularly described as follows:

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Commencing at the southwest comer of Section 25, Township 1 South, Range 7 West, said point being the intersection of the old centerline of Goodman Road (Hwy. #302) and the old centerline of Pleasant Hill Road per Mississippi Department of Transportation Right-of-Way Plat, Federal Aid Project Number 19-0021-01-018-10; thence N21°36'05" E a distance of 279.61 feet to a found right-of-way monument at the southwest corner of Lot 1 of Wedge wood Commons (Plat Book 95, Page 48), said point being in the east right-of-way line of Pleasant Hill Road (public R.O.W. varies), thence S63°14'15" E a distance of 196.00 feet to a point in the north right-of-way line of Goodman Road (Hwy #302) (public R.O.W. varies); thence with said north right-of-way line S89°57'21" E a distance of 167.79 feet to a found rightof-way monument; thence S86°01'19" E a distance of 305.38 feet to a found right-of-way monument, thence S80°39'05" E a distance of 189.01 feet to a found right-of-way monument, thence S85°26'59" E a distance of 249.13 feet to a point at the southeast corner of Lot 5 of Wedgewood Commons (Plat Book 104, Page 45) for the POINT OF BEGINNING: thence N00°00'00" W a distance of 378.39 feet to a point; thence S90°00'00" E a distance of 27.94 feet of a point; thence N00°00'00" W a distance of 828.98 feet to a point in the south line of the Pleasant Hill Holdings, LLC property (Book 592, Page 16); thence with the south line of the Pleasant Hill Holdings, LLC property, N89°38'26" E a distance of 71.03 feet to a found steel fencepost at the northwest comer of Lot 12 of South branch Subdivision (PB. 26, PG. 37); thence with the west line of said Lot 12 and the west lines of Lots 11, 10, and 9 of said Southbranch Subdivision, S01 °03'07" E a distance of 847.18 feet to a point at the southwest corner of Lot 8 of said Southbranch Subdivision; thence with the south line of said Lot 8 of said Southbranch Subdivision, S89°36'02" E a distance of 284.35 feet to a found iron pin; thence S00°00'00" W a distance of 389.64 feet to a point in the north right-of-way line of said Goodman Road; thence N85°10'14" W along said north line a distance of 151.11 feet to a found right-of-way monument; thence N86°10'41" W a distance of 128.33 feet to a point; thence N85°26'59" W a distance of 120.64 feet to the POINT OF BEGINNING.

PARCEL 5: Easement

TOGETHER WITH A RECIPROCAL EASEMENT FOR ACCESS, INGRESS AND EGRESS of record in Operation and Easement Agreement by and between Target Corporation and SCD#I, LLC, recorded in Book 565, Page 141, in the Office of the Chancery Court Clerk, DeSoto County, Mississippi.

FOR INFORMATIONAL PURPOSES ONLY: The tax parcel number is 1077 25000 00002.00

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